News Release
NYSE: MYE

Contact(s):
Donald A. Merril, Vice President &
Chief Financial Officer, (330) 253-5592

Max Barton, Director, Corporate Communications
& Investor Relations, (330) 761-6106

Myers Industries to Purchase Assets
of Schoeller Arca Systems North America

FOR IMMEDIATE RELEASE: March 8, 2007, Akron, Ohio- Myers Industries, Inc. (NYSE: MYE) today announced that it intends to purchase strategic assets of Schoeller Arca Systems, Inc. North America, a manufacturer of reusable bulk containers and related material handling products, based in Detroit, Michigan:

The purchase includes select equipment, molds, and inventory related to the well known Xytec® and Combo™ product lines. These collapsible bulk containers are used for diverse shipping and handling applications in markets from manufacturing to food to liquid transport.

Net sales in these product lines for Schoeller Arca for the year ended December 31, 2006, were approximately $50.0 million.
Xytec and Combo products will be integrated into Myers Industries' Buckhorn® brand, part of the Company's North American Material Handling Segment.
The transaction is expected close later today, March 8, 2007, and to be accretive to Myers Industries' earnings in 2007.

John C. Orr, president and chief executive officer of Myers Industries, said, "The Xytec and Combo lines are a great fit in our North American Material Handling Segment. We are gaining strategic products and markets that are highly complementary to our Buckhorn business.

"This is an opportunistic move to enhance our brand leadership and to expand our bulk container product line for unmatched selection. It will also allow us to deepen relationships with customers, further positioning Buckhorn as the reusable packaging and material handling solutions provider with the best resources to reduce their supply chain costs."

Schoeller Arca Systems, Inc. North America is a division of Schoeller Arca Systems NV (SAS), a Netherlands-based, global manufacturer of plastic packaging for material handling applications. SAS is owned by Stirling Square Capital Partners, a majority shareholder, with the Schoeller family holding a minority share. SAS, the parent company, had net sales of $580.0 million in 2006.

About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest

-MORE-

wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. The Company reported record net sales from continuing operations of
$780.0 million in 2006. Visit www.myersind.com to learn more.

Caution on Forward-Looking Statements: Statements in this release may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed "forward-looking." Words such as "expect," "believe," "project," "plan," "anticipate," "intend," "objective," "goal," "view," and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control, that could cause actual results to materially differ from those expressed or implied. Factors include, but are not limited to: changes in the markets for the Company's business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company's ability to integrate the acquisition over time; the Company's ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company's 10-K and other reports filed with the Securities and Exchange Commission. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein, which speak only as of the date made.

-END-